Exhibit 10.1

Name/Optionee:
Number of [Shares/ADSs]:
Exercise Price Per [Share/ADS]:
Date of Grant:
Vesting Commencement Date:
Vesting Schedule:
Expiration Date:

Quoin Pharmaceuticals Ltd.
2025 Equity Incentive Plan

INCENTIVE STOCK OPTION
GRANT NOTIFICATION LETTER

This Grant Notification Letter (this “Agreement”) evidences an incentive stock option granted by Quoin Pharmaceuticals Ltd. (the “Company”) to the individual named above (the “Optionee”), pursuant to and subject to the terms of the Quoin Pharmaceuticals Ltd. 2025 Equity Incentive Plan (as amended from time to time, the “Plan”). Except as otherwise specified herein or unless the context herein requires otherwise, the terms defined in the Plan will have the same meanings herein.

1.            Grant of Share Option. The Company grants to the Optionee on the date set forth above (the “Date of Grant”) an incentive stock option to purchase, pursuant to and subject to the terms set forth in this Agreement and in the Plan, up to the number of [Ordinary Shares/ADSs] (the “Shares”) with an exercise price per Share as set forth above, in each case, subject to adjustment pursuant to Section 14.1 of the Plan (the “Option”). [Each ADS represents the right to receive [___] ([__]) Ordinary Shares (subject to any Share dividend, Share split, ratio change or combination of Shares (including a reverse Share split)).] The Option evidenced by this Agreement is an option that qualifies as an incentive stock option under Section 422 of the Code).

2.            Vesting; Method of Exercise; Cessation of Employment.

(a)            Vesting. The Option shall become vested in accordance with the schedule set forth above. The term “vest” as used herein with respect to the Option or any portion thereof means to become exercisable, and the term “vested” as applied to any outstanding Option means that the Share Option is then exercisable, subject, in each case, to the terms of the Plan and this Agreement.

(b)            Exercise of the Share Option. No portion of the Option may be exercised until such portion vests. Each election to exercise any vested portion of the Share Option shall be subject to the terms and conditions of the Plan and this Agreement and must be in written or electronic form acceptable to the Committee, signed (including by electronic signature) by the Optionee (or in such other form as is acceptable to the Committee). Each such written or electronic exercise election must be received by the Company at its principal office or by such other party as the Company may prescribe and be accompanied by payment in full of the exercise price and related taxes as provided in the Plan. The latest date on which the Option or any portion thereof may be exercised is the Expiration Date as set forth above and, if not exercised by such date, the Option or any remaining portion thereof shall thereupon immediately terminate for no consideration. Payment of the Exercise Price for the Shares may be made by one or more of the methods set forth in Section 6.4 of the Plan.

(c)            Cessation of Employment. If the Optionee’s employment ceases, except as expressly provided for in an employment or other individual agreement between the Optionee and the Company or any of its Subsidiaries, the unvested portion of the Option shall be immediately forfeited, and any vested portion of the Option that is then outstanding shall be treated as provided in Section 6 of the Plan.

3.            Forfeiture; Recovery of Compensation.

(a)            By accepting, or being deemed to have accepted, the Option, the Optionee expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of the Option, under the Option, including the right to any Share acquired under the Option or proceeds from the disposition thereof, are subject to any clawback policy of the Company as described in Section 16.6 of the Plan.

(b)            The Optionee hereby (i) appoints the Company as the attorney-in-fact of the undersigned to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any Shares that are forfeited hereunder, (ii) agrees to deliver to the Company, as a precondition to the issuance of any certificate or certificates with respect to Shares hereunder, one or more stock powers, endorsed in blank, with respect to such Shares, and (iii) agrees to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer or forfeiture of any Shares that are forfeited hereunder.

4.            Nontransferability and Investment Representations.

(a)            The Option may not be transferred except as expressly permitted under Section 15 of the Plan.

(b)            The Optionee hereby covenants that (i) any sale of any Share acquired upon the exercise of the Option shall be made either pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and any other applicable foreign or state securities laws, or pursuant to an exemption from registration under the Securities Act and such foreign or state securities laws and (ii) the Optionee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the Shares and, in connection therewith, shall execute any documents which the Company shall in its sole discretion deem necessary or advisable.

5.            Withholding. The exercise of the Option may give rise to “wages” subject to withholding. The Optionee expressly acknowledges and agrees that the Optionee’s rights hereunder, including the right to be issued Shares upon exercise, are subject to the Optionee promptly paying to the Company in cash or by check (or by such other means as may be acceptable to the Committee in its discretion and permissible under applicable law) all taxes required to be withheld. No Shares shall be issued pursuant to the exercise of the Option unless and until the person exercising the Option has remitted to the Company an amount in cash or by check sufficient to satisfy any federal, state, or local withholding tax requirements, or has made other arrangements satisfactory to the Committee with respect to such taxes. The Optionee authorizes the Company and its Subsidiaries to take the following actions with respect to withholding tax requirements: (i) withhold such amount from any amounts otherwise owed to the Optionee; (ii) cause the Optionee to tender a cash payment; (iii) permit or require the Optionee to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby the Optionee irrevocably elects to sell a portion of the Shares to be delivered in connection with the exercise of the Option to satisfy the withholding taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the withholding taxes directly to the Company and/or its affiliates; or (iv) withhold Shares from the Shares issued or otherwise issuable to the Optionee in connection with the exercise of the Option with a fair market value (measured as of the date Shares are issued) equal to the amount of such withholding taxes; provided, however, that the number of such Shares so withheld shall be at least the minimum amount necessary to satisfy the Company’s required tax withholding but in no event more than the maximum permitted withholding under applicable law; provided, further, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Securities Exchange Act of 1934, if applicable, such Share withholding procedure will be subject to the express prior approval of the Committee. Notwithstanding the foregoing, nothing in the preceding sentence may be construed as relieving the Optionee of any liability for satisfying his or her obligation under the preceding provisions of this Section.

6.            Change in Control. Section 14.2 of the Plan shall govern the treatment of the Option in connection with a sale or other change in control of the Company.

7.            Effect on Employment. Neither the grant of the Option, nor the issuance of Shares upon exercise of the Option, shall give the Optionee any right to be retained in the employ of the Company or any of its Subsidiaries, affect the right of the Company or any of its Subsidiaries to terminate the Optionee’s employment at any time, or affect any right of the Optionee to terminate his or her employment at any time.

8.            Rights as a Stockholder. Neither the Optionee nor the Optionee’s transferee or representative shall have any rights as a stockholder with respect to any Shares subject to this Option until the Option has been exercised and Share certificates have been issued to the Optionee, transferee or representative, as the case may be.

9.            Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been furnished or made available to the Optionee. By accepting, or being deemed to have accepted, all or any part of the Option, the Optionee agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.

10.            Amendment and Waiver. The Company may amend the provisions of this Agreement at any time; provided that an amendment that would adversely affect the Optionee’s rights under this Agreement shall be subject to the written consent of the Optionee. No course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

11.            Acknowledgements. The Optionee acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Optionee.

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By your signature and the signature of the Company’s representative below, you and the Company agree and acknowledge that this Option is granted under and governed by the terms and conditions of the Plan, which are incorporated herein by reference and this Incentive Stock Option Grant Notification Letter, and that you have been provided with a copy of the Plan.

Optionee:	Quoin Pharmaceuticals, Ltd.:

By:	By:

Name:	Name:

Title: